Exhibit 10.1

SECOND NOTE AMENDMENT AGREEMENT

This SECOND NOTE AMENDMENT AGREEMENT dated as of October 5, 2023 (this “Agreement”), by and between AgEagle Aerial Systems, Inc. (“Maker”), and Alpha Capital Anstalt (the “Payee” and together with the Maker each a “Party” and collectively as the “Parties”). Capitalized words not otherwise defined herein shall have the meanings attributed to them in the SPA, Note or Note Amendment (as defined below)

W I T N E SS E T H :

WHEREAS, the Maker and the Payee entered into a Note Amendment Agreement, dated as of August 14, 2023 (the “Note Amendment”), which provided that (i) Deferred Payments would be due and payable on September 15, 2023, (ii) the principal amount of the Note was increased by $595,000 so that the current principal amount of the Note is $4,095,000, and (iii) the first paragraph of Section 3(a) governing the timing of, and cure periods for, an Event of Default, had been modified;

WHEREAS, due to ongoing discussions and negotiations between Maker and Payee, Payee has agreed, among other things, to further modify the timeline for repayment of the Note;

NOW, THEREFORE, in consideration of the agreements of the Parties set forth herein, and other good and valuable consideration the receipt and legal adequacy of which are hereby acknowledged by the Maker and the Payee, it is hereby agreed as follows:

1. The Deferred Payments shall be due and payable on December 15, 2023, and if paid on such date, shall not be deemed untimely and shall not give rise to an Event of Default under the Note.

2. The Amortization Payments scheduled for September 15, 2023, October 1, 2023 and November 1, 2023 shall be deferred and shall be made part of the Amortization Payments commencing in January 2024.

3. Section 1(c) is partially waived such that the Maker shall not be required to use 50% of the new proceeds of any Equity Financing to prepay the Note. Between the date hereof and December 15, 2023, the Maker may keep the first $2,000,000 in net proceeds from any Equity Financing, provided, however, that 50% of any net proceeds above $2,000,000 shall be utilized to prepay the Note, within two business days of the Maker’s receipt of such funds. Payee shall not waive any anti-dilution protections in accordance with the provisions of Payee’s other securities held in Maker in connection with an Equity Financing

5. Payee has agreed that the resignation of Ms. Nicole Fernandez-McGovern and the termination of Mr. Michael O’Sullivan shall not constitute an Event of Default under the Note; and agrees to amend Section 3(a)(vii) to remove the reference to reference to Ms. Nicole Fernandez-McGovern and Mr. Michael O’Sullivan. For avoidance of doubt, under Section 3(a)(vii), as amended, the resignation by, or termination of Mr Barrett Mooney shall constitute an Event of Default.

6. Except as disclosed in the Maker’s periodic filings with the Securities and Exchange Commission (the “SEC Reports”), the Maker confirms that the representations and warranties it made in Section 3.1 of the SPA are true and accurate as of the date hereof.

7. The Maker hereby represents and warrants to Payee that (i) the Maker has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and (ii) the execution, delivery and performance by the Maker of this Agreement does not and will not (x) conflict with or violate any provision of the Maker’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (y) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Maker, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Maker debt or otherwise) or other understanding to which the Maker is a party or by which any property or asset of the Maker is bound or affected, other than securities issued to Payee by Maker, or (z) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Maker is subject (including federal and state securities laws and regulations), or by which any property or asset of the Maker is bound or affected; except in the case of each of clauses (y) and (z), such as could not have or reasonably be expected to result in a Material Adverse Effect.

8. The Maker shall not, and the Maker shall cause each of its officers, directors, employees and agents not to provide Payee with any material, non-public information regarding the Maker or any of its subsidiaries from and after the date hereof without the express prior written consent of Payee (which may be granted or withheld in Payee’s sole discretion). In the event of a breach of the foregoing covenants, in addition to any other remedy provided herein, Payee shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Maker, or any of its officers, directors, employees or agents. Payee shall have no liability to the Maker, any of its subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Maker delivers any material, non-public information to Payee without Payee’s consent, the Maker hereby covenants and agrees that Payee shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, to the extent not inconsistent with federal securities laws.

9. Except for securities issued to Payee by Maker, there are no outstanding securities or instruments of the Maker with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Maker. Except for the securities issued to Payee by Maker, the execution, delivery and performance by the Maker of this Agreement does not and will not give to others any rights of termination, participation, first refusal, amendment, acceleration, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Maker equity, debt or otherwise) or other understanding to which the Maker is a party or by which any property or asset of the Maker is bound or affected.

10. Within one (1) Business Day after execution of this Agreement, the Maker shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Form 8-K shall be provided to Payee for review and comment prior to filing.

11. Except as expressly amended hereby, each of the SPA, Note and the Note Amendment, including but not limited to the early prepayment terms of Section 1(c) of the Note, shall remain in full force and effect in accordance with their respective terms and provisions. All references in the SPA, the Note and the Note Amendment, as the case may be, to terms such as “the Note” “this Note”, “hereby”, “herein” and shall include this Agreement. The Payee is not waiving any of its rights under the Note, the SPA and the Note Amendment, except as expressly provided above.

12. This Agreement shall be deemed a portion of the Note and shall be governed by the terms thereof.

13. This Amendment shall be deemed to have been drafted jointly by the Parties and therefore any rule of law that stands for the proposition that ambiguities contained within an agreement are to be construed against the drafter thereof is inapplicable.

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IN WITNESS WHEREOF, each of the undersigned Parties has duly executed this Agreement as of the date first written above.

MAKER		PAYEE

AgEagle Aerial Systems Inc.		Alpha Capital Anstalt

	/s/ Barrett Mooney		/s/ Nicola Feuerstein
By:	Barrett Mooney	By:	Nicola Feuerstein
Its:	Chief Executive Officer	Its:	Director